Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendment thereto) with respect to the shares of Semiconductor Manufacturing International Corporation and further agree that this agreement be included as an exhibit to such filing. In evidence there of, each of the undersigned hereby executed this Agreement on February 7, 2005.

S.I. Technology Production Holdings Limited

By:	/s/ Roger L.C. Leung
Authorized Signatory

Shanghai Industrial Holdings Limited

By:	/s/ Roger L.C. Leung
Chief Legal and Compliance Officer

Shanghai Investment Holdings Limited

By:	/s/ Roger L.C. Leung
Authorized Signatory

SIIC Capital (B.V.I.) Limited

By:	/s/ Roger L.C. Leung
Authorized Signatory

Shanghai Industrial Investment Treasury Company Limited

By:	/s/ Roger L.C. Leung
Authorized Signatory

Shanghai Industrial Investment (Holdings) Company Limited

By:	/s/ Roger L.C. Leung
Chief Legal and Compliance Officer